Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is entered into by and between Scholar Rock, Inc., a Delaware corporation (the “Company”), and Nagesh K. Mahanthappa, PhD, MBA (hereinafter referred to as “Scientific Advisor”). The Company and Scientific Advisor may be referred to herein individually as “Party” or collectively, as “Parties.” Provided that Scientific Advisor satisfies the Conditions (as defined below), this Agreement shall become effective on Scientific Advisor’s last day of employment (the “Effective Date”).

Recitals

WHEREAS, Scientific Advisor is the founding employee of the Company and has served as the Company’s President and Chief Executive Officer since October, 2012;

WHEREAS, Scientific Advisor has elected to voluntarily resign from his employment with the Company on August 1, 2020 (the “Resignation Date,” which is also the Effective Date of this Agreement) and he has agreed to continue to provide valuable post-employment advisory services to the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) sincerely appreciates Scientific Advisor’s contributions to the Company and his willingness to provide post-employment advisory services on the terms and conditions set forth herein; and

WHEREAS, Scientific Advisor’s voluntary resignation of employment is a resignation other than for Good Reason pursuant to Section 3(d) of the Employment Agreement between the Company and Scientific Advisor dated May 11, 2018 (the “Employment Agreement”) and does not give rise to additional compensation obligations pursuant to Section 4(b) of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.            Resignation from Employment.

(a)               Resignations. Scientific Advisor shall be deemed to have resigned from all officer and board member positions that Scientific Advisor holds with the Company or any of its respective subsidiaries and affiliates on or prior to the Resignation Date. Scientific Advisor shall execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations.

(b)               Continuing Obligations. Consistent with Scientific Advisor’s voluntary resignation, Scientific Advisor will be entitled to the Accrued Benefit (as defined in the Employment Agreement) and will continue to be subject to the obligations set forth in (i) the Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement between him and Scholar Rock LLC, which has been assigned to the Company (the “Restrictive Covenant Agreement”), and (ii) Section 7 of the Employment Agreement, including, without limitation the litigation and regulatory cooperation provision, which remains in full force and effect (collectively, the “Continuing Obligations”). The Parties acknowledge and agree that the definition of “Company” in the Restrictive Covenant Agreement includes the Company, its affiliates, and its and their successors and assigns. Except as may be explicitly set forth in this Agreement, Scientific Advisor will not be entitled to any further compensation from the Company in connection with the ending of his employment pursuant to the Employment Agreement or otherwise.

(c)               COBRA and Other Company Benefit Plans. Scientific Advisor’s group health insurance will cease on the Resignation Date, at which point the Company will provide Scientific Advisor with the right to continue group health plan coverage under the law known as “COBRA,” which will be described in a separate written notice. Except as otherwise set forth in Section 4 below, Scientific Advisor will be responsible for any and all payments for the elected period of continued health insurance coverage under COBRA. Scientific Advisor’s eligibility to participate in any other employee benefit plans and programs of the Company will cease on or after the Resignation Date in accordance with the applicable benefit plan or program.

2.            Services. The Company hereby engages Scientific Advisor to provide to the Company, commencing on the Effective Date, and Scientific Advisor agrees to provide to the Company under the terms and conditions of this Agreement, strategic and scientific advisory services to the Board and the Company’s executive leadership team (including, without limitation, the Company’s new Chief Executive Officer) on an as-needed basis to the extent requested by the Board or the executive leadership team (hereinafter the “Services”). Scientific Advisor agrees to make himself available to render the Services at such times and locations as may be mutually agreed, from time to time, as requested by the Board or the executive leadership team.

3.            Term of Engagement. Provided that Scientific Advisor enters into and complies with this Agreement and the release agreement attached hereto as Exhibit A which is incorporated by reference herein, this Agreement and Scientific Advisor’s Services hereunder shall commence on the Effective Date and shall continue for a period of 12 months, unless earlier terminated as provided below (the “Term”). The Company may terminate this Agreement and Scientific Advisor’s Services hereunder prior to expiration of the Term only for Cause. For purposes of this Agreement, “Cause” shall mean Scientific Advisor’s (i) failure or refusal to perform the Services or (ii) material breach of this Agreement or any of the Continuing Obligations; provided, however, any purported termination for Cause based on conduct that is capable of cure shall not be final and effective unless and until the Company has provided Scientific Advisor with prior written notice of the facts and circumstances giving rise to the notice, and (ii) an opportunity of fourteen (14) calendar days in which to cure the complained-of conduct. If Scientific Advisor cures the complained-of conduct prior to expiration of the designated cure period, then Scientific Advisor shall remain engaged under the terms of this Agreement. Scientific Advisor may terminate this Agreement and his Services hereunder at any time by giving no less than 30 days’ prior written notice to the Company. In the event of termination of this Agreement and Scientific Advisor’s Services hereunder for any reason, Scientific Advisor shall be entitled to payment on a pro-rata basis for Services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 6, shall immediately cease vesting in his equity awards and shall not be entitled to any further compensation from the Company.

4.            Cash Compensation and COBRA Continuation Benefits. During the Term, as consideration for Scientific Advisor performing the Services, the Company shall pay to Scientific Advisor a monthly retainer fee of $42,916.67 (the “Monthly Retainer Fee”), which shall be payable monthly in arrears and pro-rated for any partial month of Services. In addition, provided that Scientific Advisor remains engaged as an independent contractor to the Company as of December 31, 2020, then the Company will pay Scientific Advisor a performance bonus for calendar year 2020, which shall be paid no later than March 15, 2021, the amount of which shall be based on Scientific Advisor’s current 2020 target bonus amount of $257,500 as adjusted based on the Company’s achievement of its 2020 corporate objectives, as determined by the Board (the “2020 Bonus”).

As further consideration for Scientific Advisor’s Services, if Scientific Advisor properly elects and is eligible for COBRA continuation coverage, the Company shall pay the same portion of premiums that it pays for active employees for the same level of group healthcare coverage as in effect for Scientific Advisor on the Resignation Date until the earliest of the following: (i) the end of the Term; (ii) Scientific Advisor’s eligibility for group health care coverage through other employment; or (iii) the end of Scientific Advisor’s eligibility under COBRA for continuation coverage for healthcare. Scientific Advisor will be responsible for paying the remaining portion of the premiums for such coverage as if he remained employed. Scientific Advisor authorizes the deduction of the portion for which he is responsible from his Monthly Retainer Fee. Scientific Advisor agrees to notify the Company promptly if he becomes eligible for group healthcare coverage through another employer. Scientific Advisor also agrees to respond promptly and fully to any reasonable requests for information by the Company concerning his eligibility for such coverage. Scientific Advisor may continue COBRA continuation coverage after the end of the Term entirely at his own expense for the remainder of his COBRA continuation period, subject to continued eligibility.

The Company shall not be obligated, under any circumstances, to pay for, or keep in effect, any hospitalization, health, life or other insurance for the benefit of Scientific Advisor, to pay any employment or similar taxes, to make any tax withholdings or to provide any benefits that the Company provides to its employees. All taxes, insurance and benefits shall be the sole responsibility of Scientific Advisor. If Scientific Advisor is reclassified by a state or federal agency or court as the Company’s employee, Scientific Advisor will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Scientific Advisor would otherwise be eligible for such benefits.

5.            Equity. Scientific Advisor’s engagement with the Company as an independent contractor constitutes a “Service Relationship” for purposes of Scientific Advisor’s existing equity awards, such that Scientific Advisor will continue vesting in his existing equity awards during the Term of this Agreement with no break in service from his status as an employee, subject to the terms of the applicable equity award agreements and equity incentive plan(s) (collectively, the “Equity Documents”). Consistent with the Equity Documents, at the end of the Term, any vested stock options may be exercised by Scientific Advisor subject to the terms of the Equity Documents (including, without limitation, the time limits on exercise), and any unvested options that are not exercisable on the last day of the Term shall terminate immediately and be of no further force or effect. For the avoidance of doubt, Scientific Advisor will not be eligible to receive any new equity awards during the Term in connection with performing Services under this Agreement.

6.            Expenses Incurred. During the Term of this Agreement, the Company shall reimburse Scientific Advisor for all reasonable travel, consistent with any travel policies maintained by the Company, and other business expenses paid or incurred by Scientific Advisor in connection with the performance of the Services (which expenses must be pre-approved by the Company), upon presentation of expense statements, vouchers or other evidence of expenses providing the detail required by the Company.

7.            Lack of Conflict. Scientific Advisor represents that Exhibit B hereto describes each current employment and consulting relationship between Scientific Advisor and any third parties and that any such relationship does not currently and shall not prevent or conflict with Scientific Advisor’s performance of the Services hereunder. Scientific Advisor agrees to inform the Company of any potential conflicts that may become known or arise after the Effective Date, and agrees to use reasonable efforts to avoid or minimize any such conflict.

8.            Cooperation. Scientific Advisor shall use Scientific Advisor’s best efforts in the performance of Scientific Advisor’s obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit Scientific Advisor to perform Scientific Advisor’s obligations hereunder, provided, however, that Scientific Advisor shall acquire no right or license in such Company information and property. Scientific Advisor shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

9.            Confidentiality. Scientific Advisor will not, at any time, without the Company’s prior written permission, either during or after the term of this Agreement, disclose any Confidential Information to anyone outside of the Company, or use or permit to be used any Confidential Information for any purpose other than the performance of the Services for or on behalf of the Company. Scientific Advisor will cooperate with the Company and use best efforts to prevent the unauthorized disclosure or use of any and all Confidential Information. Scientific Advisor will deliver to the Company all copies of Confidential Information in Scientific Advisor’s possession or control upon the earlier of a request by the Company or termination of this Agreement for any reason. “Confidential Information” means all trade secrets and confidential or proprietary information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public. By way of illustration, Confidential Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; (d) operational, scientific and technological information, including plans, specifications, manuals, forms, templates, software, pre-clinical and clinical testing data and strategies designs, methods, procedures, formulas, discoveries, inventions, improvements, trade secrets, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, and termination arrangements or documents. Confidential Information also includes (i) information received in confidence by the Company from its customers or suppliers or other third parties, and (ii) all biological or chemical materials and other tangible embodiments of the Confidential Information.

10.          Company Property. Scientific Advisor will keep and maintain adequate and current records of all Confidential Information and Inventions developed by Scientific Advisor during the Term of this Agreement, which records will be available to and remain the sole property of the Company at all times. Upon the Company’s request and/or in the event of the termination of this Agreement for any reason, Scientific Advisor will promptly deliver to the Company all Company property, including without limitation all Confidential Information.

11.          Ownership of Inventions. Scientific Advisor agrees that any and all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, biological or chemical materials, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works and other works of authorships that Scientific Advisor conceives, reduces to practice or develops, alone or in conjunction with others, during or as a direct result of performing the Services for the Company under this Agreement (collectively, the “Inventions”) shall be the sole and exclusive property of the Company. Scientific Advisor agrees that he will use best efforts to avoid using any facilities or resources of any third parties to perform the Services. Scientific Advisor hereby assigns and agrees to assign to the Company his entire right, title and interest in and to all Inventions. Scientific Advisor agrees to assist the Company in every proper way and to execute any instruments and to do all other things reasonably requested by the Company (both during and after the Term) in order to vest more fully in the Company all ownership rights in Inventions. Scientific Advisor hereby designates the Company as his agent for, and grants to the Company a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, solely for the purpose of effecting the foregoing assignments from Scientific Advisor to the Company. Scientific Advisor further explicitly acknowledges and agrees that all works of authorship produced in connection with the Services are “works for hire” under the copyright laws of the United States, and that the Company shall own the copyright in all such works of authorship. Scientific Advisor agrees to promptly and fully disclose all Inventions to the Company and agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings or in any other form that may be required by the Company) of all work performed relating to the Services.

12.          Remedies. Scientific Advisor acknowledges and agrees that the restrictions set forth in Sections 9 through 11 of this Agreement are supplemental to, and not in lieu of, the Continuing Obligations. Scientific Advisor acknowledges that any breach of the provisions of Sections 9 through 11 of this Agreement or the Continuing Obligations shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. Scientific Advisor agrees, therefore, that, in addition to any other remedy it may have (including, without limitation, termination of this Agreement and of the Services hereunder), the Company shall be entitled to enforce the specific performance of this Agreement and/or the Continuing Obligations by Scientific Advisor and to seek and obtain both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting bond. In any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its and/or his (as the case may be) reasonable attorney’s fees and costs.

13.           Representations of Scientific Advisor.

(a)               Scientific Advisor represents and warrants that Scientific Advisor’s performance under this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Scientific Advisor in confidence, trust or otherwise prior to Scientific Advisor’s engagement by the Company) to which Scientific Advisor is a party or by the terms of which Scientific Advisor may be bound. Scientific Advisor hereby agrees not to enter into any agreement that conflicts with this Agreement.

(b)               Scientific Advisor covenants and agrees that Scientific Advisor shall not disclose to the Company, or use in the course of performing the Services, or induce the Company to use, any proprietary information, knowledge, materials or data belonging to any previous employer or client or others. Scientific Advisor covenants and agrees that Scientific Advisor has not and will not use any Confidential Information for the benefit of, or in performance of services for, any third party. Scientific Advisor covenants and agrees to use his or her best efforts not to engage in any activities or use any facilities or funds in providing the Services that could reasonably be expected to result in any third party making claims of ownership to any Inventions.

(c)               Scientific Advisor represents and warrants that he or she has not been nor is currently: (1) debarred by the United States Food and Drug Administration (“FDA”), excluded by the Office of the Inspector General of the U.S. Department of Health and Human Services, or subject to any similar sanction by any state in the United States or the European Medicines Agency (“EMA”) or other applicable authority, or (2) the subject of an investigation or proceeding of debarment or exclusion in the United States, or the subject of any similar investigation or proceeding by the EMA or other applicable authority. Further, Scientific Advisor hereby represents and warrants that he or she shall not employ or use any individual or entity that has been or is currently so debarred, excluded or subject to such investigation or proceeding of debarment or exclusion in performing the Services. Scientific Advisor will immediately notify Company upon becoming aware that he or she, or any individual or entity he or she employs in performing the Services becomes debarred, excluded or subject to an investigating or proceeding of debarment or exclusion.

14.          Independent Contractor. The Company and Scientific Advisor agree that Scientific Advisor shall at all times be an independent contractor hereunder, and not a co-venturer, agent, or employee of the Company, and no act, action or omission to act of Scientific Advisor shall in any way be binding upon or obligate the Company. Except insofar as it would preclude Scientific Advisor from providing the Services under this Agreement or violate this Agreement, Scientific Advisor is free to perform services for any other person. No change in Scientific Advisor’s duties as a consultant of the Company shall result in, or be deemed to be, a modification of the terms of this Agreement. Scientific Advisor shall not be treated as an employee for federal, state or local tax purposes. The Company and Scientific Advisor agree that Scientific Advisor is intended to be an independent contractor for federal, state and local tax purposes. Further, Scientific Advisor hereby covenants and agrees to pay any and all federal, state and local taxes required by law to be paid by an independent contractor, including, without limitation, any taxes imposed by the Self-Employment Contribution Act, any state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements.

15.          Representations of the Company. The Company represents and warrants as follows: All corporate action required to be taken by the Company in order to authorize the Company to enter into and perform its obligations under this Agreement has been taken. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

16.          Governing Law; Arbitration; Venue. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of-law principles, and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort or otherwise, shall likewise be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflicts-of-law principles. The arbitration provision in Section 8 of the Employment Agreement shall continue to apply, and the arbitration process and procedures set forth in Section 8 of the Employment Agreement shall also apply to any dispute arising between the Parties during the Term. For the avoidance of doubt, nothing in Section 8 of the Employment Agreement or in this Agreement precludes either Party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding. To the extent that any court action is permitted consistent with or to enforce Section 8 of the Employment Agreement, any Party bringing a legal action or proceeding against any other Party arising out of or relating to this Agreement shall bring the legal action or proceeding in the state or federal courts of Massachusetts, and each Party hereby consents to the jurisdiction and venue of such courts.

17.          Defend Trade Secrets Act of 2016. Scientific Advisor acknowledges receipt of the following notice under 18 U.S.C. § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

18.          Notices. Any notice required to be given hereunder shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to Scientific Advisor at the last address Scientific Advisor has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chairman of the Board. Notices may also be sent by email to the last email address of Scientific Advisor or the Chairman of the Board, as the case may be; provided that such email notice is promptly thereafter confirmed by one of the foregoing methods. For purposes of email notice, the applicable email address of Scientific Advisor shall be the most recent email address that Scientific Advisor has provided to the Company, whereas the Chairman of the Board’s email address shall be the Chairman of the Board’s regular business email address as of the date of notice. Notices delivered in person or by email shall be effective on the date of notice. Notices delivered by overnight courier service shall be effective on the next business day after mailing. Notices delivered by registered or certified mail shall be effective three business days after mailing.

19.          Survival. Notwithstanding the termination of Scientific Advisor’s engagement with the Company or the termination of this Agreement (whether pursuant to Section 3 or otherwise), Sections 9 through 20 of this Agreement shall remain in effect and be fully enforceable in accordance with the provisions thereof.

20.          General. This Agreement, together with its Exhibits, contains the entire agreement and understanding by and between Parties with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect, including without limitation any term sheet; provided, however, and notwithstanding the foregoing, the Continuing Obligations, the Equity Documents and the Officer Indemnification Agreement signed by Scientific Advisor shall remain in full force and effect in accordance with their terms. No change or modification hereof shall be valid or binding unless the same is in writing and signed by both Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Scientific Advisor, and their respective successors. However, Scientific Advisor may not assign this Agreement or delegate any duties hereunder without the express prior written authorization of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession has taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement. The provisions (including any portions thereof) of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the Party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or shall be deemed a valid waiver of such provision at any other time. This Agreement may be executed by facsimile or Portable Document Format (PDF) sent by electronic mail and in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

In Witness Whereof, the Parties have by duly authorized persons, executed this Agreement, effective as of the Effective Date.

Scholar Rock, INC.		SCIENTIFIC ADVISOR

Nagesh K. Mahanthappa, PhD, MBA

By:	/s/ David Hallal	/s/ Nagesh Mahanthappa
Print Name: David Hallal

Its: Chairman of the Board

Date:	July 16, 2020	Date:	July 16, 2020

Signature Page to Consulting Agreement